UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 14, 2010, the Board of Directors of Harley-Davidson, Inc. (the “Company”) approved a plan to continue production operations at the Company’s facilities in Milwaukee and Tomahawk, Wisconsin. The Board’s decision followed the ratification of three respective new seven-year labor agreements by the Company’s employees represented by United Steelworkers (USW) Local 2-209 and International Association of Machinists and Aerospace Workers (IAM) Lodge 78, both in Milwaukee, and USW Local 460 in Tomahawk, Wisconsin. The agreements take effect in April 2012 when the current agreements expire.

Based on the new ratified labor agreements, the Company expects to have about 700 full-time hourly unionized employees in its Milwaukee-area facilities when the contracts are implemented in 2012, about 250 fewer than would be required under the existing contract. In Tomahawk, the Company expects to have a full-time hourly unionized workforce of about 200 when the contract is implemented, about 75 fewer than would be required under the current contract. The Company also expects its Wisconsin production workforce to include 150 to 250 casual employees on an annualized basis to cover seasonal volume spikes, vacations and other absences as the new labor agreements are implemented.

The new contracts are expected to generate about $50.0 million in annual operating savings in 2013, the first full year of the agreements. The Company expects to incur approximately $85.0 million in additional restructuring charges related to the new contracts through 2012, of which approximately $55.0 million will be cash charges. The $85.0 million is comprised of approximately $70.0 million related to one-time termination costs, incentive payments made to employees in connection with the ratification of the new labor agreements and curtailment charges related to the defined benefit pension and postretirement health care plans covering Wisconsin hourly employees and approximately $15.0 million of other costs to be incurred in connection with implementing production process changes under the new labor agreements.

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” or “estimates” or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this report. These risks and uncertainties include, among other things, uncertainties regarding the Company’s ability to implement effectively its labor agreements and execute the Company’s restructuring plans within expected costs and timing, as well as the factors detailed in the Company’s Securities and Exchange Commission filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: September 20, 2010	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary